SANVILLE & COMPANY
                         Certified Public Accountants
                              1514 Old York Road
                              Abington, PA 19001
                                (215) 884-8460


To the Shareholders and Board of
Directors of the NorthQuest Capital Fund, Inc.

  In planning and performing our audit of the financial statements of the NorthQuest Capital Fund, Inc (the "Fund"), for the year ended December 31, 2003, we considered its internal control, including control activities for safeguard-ing securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the re-quirements of Form N-SAR, not to provide assurance on internal control.

  The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgements by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthor-ized acquisition, use, or disposition.

  Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

  Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be mater-ial in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined as of December 31, 2003.

  This is intended solely for the information and use of the management, the Board of Directors of the NorthQuest Capital Fund, Inc., and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


Abington, Pennsylvania                            /s/ Sanville & Company
January 15, 2004                                  Certified Public Accountants